Exhibit 99.1

March 4, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners to Participate in
Morgan Stanley MLP and Diversified Natural Gas
Corporate Access Day

TULSA, Okla. – March 4, 2014 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Morgan Stanley MLP and Diversified Natural Gas Corporate Access Day in New York City on Wednesday, March 5, 2014.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer, and Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com, www.oneokpartners.com, on Wednesday, March 5, 2014, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2013, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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